[LOGO OF GOLDEN WEST FINANCIAL CORPORATION]
                1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612



                                                                  March 14, 2003
Dear Stockholder:

      On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of Golden West Financial Corporation to be held on Monday, April 28, 2003, commencing at 11:00 a.m. Pacific Time on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California 94612. The management and Directors of Golden West Financial Corporation look forward to meeting with you at that time.

      The formal notice of the meeting, proxy statement and form of proxy are enclosed with this letter. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. A prepaid return envelope is provided for that purpose. If you attend the meeting in person, you may revoke your previously mailed proxy and cast your votes personally at the meeting.


           Sincerely yours,




/s/ HERBERT M. SANDLER                                     /s/ MARION O. SANDLER
----------------------                                     ---------------------
HERBERT M. SANDLER                                             MARION O. SANDLER
Chairman of the Board and                              Chairman of the Board and
Chief Executive Officer                                  Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        GOLDEN WEST FINANCIAL CORPORATION

      The Annual Meeting of Stockholders of Golden West Financial Corporation will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Monday, April 28, 2003, commencing at 11:00 a.m. Pacific Time, for the following purposes:

(1) To elect three Directors to hold office for three-year terms and until their successors are duly elected and qualified;

(2)  To ratify the selection of independent outside auditors; and

(3) To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

      The close of business on March 3, 2003 is the record date for determining the stockholders entitled to vote at this meeting or any adjournment or postponement of this meeting. A list of stockholders entitled to vote will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.


                                              By order of the Board of Directors
                                                              /s/ MICHAEL ROSTER
                                                              ------------------
                                                                  MICHAEL ROSTER
                                          Executive Vice President and Secretary

Oakland, California
March 14, 2003

     IMPORTANT: We want to assure that you are represented at the meeting. Please complete, date, sign and mail the enclosed proxy promptly in the return envelope, which we have provided.

                        GOLDEN WEST FINANCIAL CORPORATION

                                 PROXY STATEMENT
                     FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

      The Board of Directors of Golden West Financial Corporation, a Delaware corporation (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders on April 28, 2003, or at any adjournment or postponement of the meeting ("Annual Meeting").

      The Company will mail or deliver this proxy statement and the enclosed proxy to stockholders beginning March 14, 2003. The Company will pay the expense of soliciting proxies. Regular employees of the Company may solicit proxies either in person or by telephone or other electronic media. The Company will, upon request, reimburse persons holding shares in their names, or in the names of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

      The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612.


                                     VOTING

      Only stockholders of record at the close of business on March 3, 2003 ("Record Date") will be entitled to vote at the Annual Meeting. On the Record Date there were outstanding 153,299,403 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held, except that each stockholder has cumulative voting rights for the election of Directors. These cumulative voting rights entitle each stockholder to as many votes as equal the number of shares held by the stockholder multiplied by the number of Directors to be elected (three), which votes the stockholder may cast for a single candidate or distribute among any or all candidates. The three candidates for Director receiving the highest number of votes will be elected.

      Consistent with Delaware law, abstentions and broker non-votes will not be counted for the election of Directors, except that shares owned by stockholders submitting signed proxies will be counted to determine if a quorum of stockholders is present at the Annual Meeting. If any other matter properly comes before the meeting, approval will require the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy; accordingly, abstentions will have the same effect as a vote against any other proposal but broker non-votes will have no effect in determining whether a matter has been approved. A majority of the voting power on the Record Date, either in person or by proxy, is required for a quorum to be present at the Annual Meeting.

      A proxy will be voted in the manner specified in the proxy, or if no manner is specified, it will be voted in favor of the election of the nominees named below for Directors and ratification of the selection of independent outside auditors. Management of the Company knows of no other business to be transacted at the Annual Meeting. If other matters properly come before the meeting, the shares represented by proxy will be voted in accordance with the best judgment of the person voting the proxy, and the discretionary authority to do so is included in the proxy.

      Any stockholder may revoke his or her proxy at any time before the shares are voted by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a stockholder wants to vote at the Annual Meeting but his or her shares are held by an intermediary, such as a broker or bank, the stockholder must present proof of ownership as of March 3, 2003 from the intermediary.

                              ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes, as provided in the Company's Certificate of Incorporation. Each class of Directors consists of three Directors. Class I Directors are being elected at the 2003 Annual Meeting and will serve until the 2006 Annual Meeting. Class II Directors will serve until the 2004 Annual Meeting and Class III Directors will serve until the 2005 Annual Meeting.

      Three Directors are to be elected at the 2003 Annual Meeting. Maryellen Cattani Herringer, Kenneth T. Rosen, and Herbert M. Sandler are nominees for Class I Directors. All three nominees were elected Class I Directors by a vote of the stockholders at the 2000 Annual Meeting. The Board of Directors recommends a vote FOR each of these nominees.

      Unless instructed otherwise, shares represented by the enclosed proxy will be voted FOR the election of the above nominees to the Board of Directors. Each of these nominees has agreed to serve as Director if elected, and management of the Company has no reason to believe that any nominee will be unable or unwilling to serve. However, if any nominee is unable or unwilling to serve as a Director at the time of the Annual Meeting, the proxy holders may vote the proxies for the election of a substitute nominee designated by the Board of Directors. If one or more persons other than those named above are nominated for the office of Director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in the order of preference as the proxy holders may determine in their discretion.

      The chart below identifies information about the Class I nominees and the other members of the Board of Directors who will continue in office and whose terms will expire at the 2004 Annual Meeting (Class II) and the 2005 Annual Meeting (Class III):

                                                                                               Common Stock Beneficially Owned
                                                                                                 as of February 28, 2003 (1)
                                                                                             -----------------------------------
Nominees/Continuing Directors   Age            Business Experience During Past Five                   Number           Percent
                                                   Years and Other Information                      of Shares          of Class
------------------------------  ---  -------------------------------------------------------- --------------------- -------------
Maryellen Cattani Herringer     59   Attorney-at-Law; Retired Executive Vice President,                6,000            --
Director Since 1996                  General Counsel and Secretary of APL Limited;
Class I Nominee                      Director, ABM Industries Incorporated

Louis J. Galen                  77   Private Investor                                              3,278,944 (2)        2.1%
Director Since 1959
Class III

Antonia Hernandez               55   President and General Counsel of the Mexican American             4,710            --
Director Since 1995                  Legal Defense and Educational Fund
Class III

Patricia A. King                60   Professor of Law, Georgetown University; Adjunct                    450            --
Director Since 1994                  Professor, School of Hygiene and Public Health, Johns
Class II                             Hopkins University

Bernard A. Osher                75   Private Investor; Chairman of Butterfield and                 6,616,930            4.3%
Director Since 1970                  Butterfield, Auctioneers, until October 1999
Class III

Kenneth T. Rosen                54   Professor of Business Administration, Haas School of              9,000            --
Director Since 1984                  Business; Chairman of the Fisher Center for Real
Class I Nominee                      Estate and Urban Economics, University of California,
                                     Berkeley; Chairman of the Rosen Consulting Group, a real
                                     estate and mortgage market consulting firm; Chairman of
                                     Lend Lease Rosen Real Estate Securities, a registered
                                     investment adviser; Director, The PMI Group, Inc.;
                                     Director, Avatar Holdings Inc.

Herbert M. Sandler              71   Chairman of the Board and Chief Executive Officer of         15,671,114 (3)     10.1% (3)
Director Since 1963                  the Company and World Savings Bank, FSB
Class I Nominee

Marion O. Sandler               72   Chairman of the Board and Chief Executive Officer of         16,688,154 (3)     10.8% (3)
Director Since 1963                  the Company and World Savings Bank, FSB; Chairman of
Class II                             the Board, Chief Executive Officer and President of
                                     Atlas Assets, Inc. and Atlas Insurance Trust,
                                     registered investment companies

Leslie Tang Schilling           48   President of L.T.D.D., Inc.; Chairperson of Union                 3,005            --
Director Since 1996                  Square Investment Company
Class II

All Directors and executive officers as a group (16 persons)                                      28,444,173 (4)        18.4%
---------------
(1)  Held directly with sole voting and investment powers unless otherwise noted, subject to community property laws where applicable.
(2)  Includes for Louis J. Galen  2,982,644 shares held in trust by Mr. Galen with sole voting and investment powers and 84,200 shares with shared voting and investment powers held in a charitable trust for which Mr. Galen is trustee.
(3)  Without counting the same shares twice, Herbert M. Sandler and Marion O. Sandler control or have the right to acquire an aggregate of 17,163,354 shares, representing 11.1% of the Company's stock. Because Mr. and Mrs. Sandler hold most of their
     Company stock with shared voting and investment powers, they are deemed by Securities and Exchange Commission rules to each beneficially own separately these shares that they hold with shared voting and investment powers. Accordingly, the share numbers reported in these columns for Herbert M. Sandler and for Marion O. Sandler each include the same block of shares, as follows: 14,706,290 shares with shared voting and investment powers held jointly by Mr. and Mrs. Sandler as co-trustees and
     489,624 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendants with Mr. and Mrs. Sandler as co-trustees. Mr. Sandler also is the beneficial owner of 2,700 shares with voting and investment powers held by him as trustee for the benefit of his sister-in-law, and 472,500 shares which Mr. Sandler may acquire upon exercise of employee stock options exercisable as of February 28, 2003, or within 60 days thereafter. Mrs. Sandler also is the beneficial owner of 1,069,740 shares with voting and investment powers held by her as trustee in trusts for the benefit of
     Mr. and Mrs. Sandler's descendants as well as 422,500 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable as of February 28, 2003, or within 60 days thereafter.


(4)  Includes 17,614,579 shares as to which officers and Directors share with others voting and/or investment powers. Also includes
     1,258,100 shares that certain officers may acquire upon the exercise of employee stock options exercisable as of
     February 28, 2003, or within 60 days thereafter.  Herbert M. Sandler and Marion O. Sandler are husband and wife.
     Bernard A. Osher is the brother of Mrs. Sandler. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street,
     Oakland, California 94612.

                      BOARD OF DIRECTORS AND ITS COMMITTEES

      During 2002, the Company's Board of Directors held four meetings. The Board of Directors has four standing committees: Audit; Compensation and Stock Option; Nominating and Corporate Governance; and Executive. Each Director attended at least 75% of the meetings of the Board and of the committees on which the Director served.


      The members of the Audit Committee in 2002 were Kenneth T. Rosen, Maryellen Cattani Herringer, and Louis J. Galen. The Audit Committee members are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The principal function of the Audit Committee is to assist the Board of Directors in overseeing the corporate financial reporting process and the internal and the independent outside audits of the Company. The Audit Committee has adopted a policy and procedure for retaining independent outside auditors for audit and non-audit services, and has adopted a policy and procedure for handling accounting or auditing concerns about the Company. The Audit Committee held five meetings of its members during 2002. The report of the Audit Committee with respect to the year 2002 begins on page 4 herein.


      The members of the Compensation and Stock Option Committee in 2002 were Patricia A. King, Kenneth T. Rosen, and Leslie Tang Schilling (who was replaced by Antonia Hernandez on this committee in October 2002). The Compensation and Stock Option Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Compensation and Stock Option Committee are to approve and evaluate the executive officer compensation plans and policies of the Company, to determine the compensation of the Company's senior executive officers, and to oversee the administration of the Company's stockholder-approved 1996 Stock Option Plan. The Compensation and Stock Option Committee met four times during 2002. The report of the Compensation and Stock Option Committee with respect to the year 2002 begins on page 5 herein.


      The members of the Nominating and Corporate Governance Committee in 2002 were Maryellen Cattani Herringer, Louis J. Galen and Antonia Hernandez (who was replaced by Leslie Tang Schilling on this committee in October 2002). The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Nominating and Corporate Governance Committee are to identify and propose qualified individuals as potential candidates for the position of Director, to review and reassess the adequacy of the corporate governance guidelines, and to lead the Board of Directors in an annual review of its performance. The Nominating and Corporate Governance Committee met once during 2002. The Nominating and Corporate Governance Committee does not consider recommendations from stockholders for nominations for Director.


      The members of the Executive Committee in 2002 were Herbert M. Sandler and Marion O. Sandler. The Executive Committee has any of the powers and authority of the Board in the intervals between meetings of the Board of Directors, subject to the control of the Board and subject to other limitations under Delaware law. The Executive Committee meets only on call and does not have any regular or standing meetings.


Corporate Governance


      Beginning in October 2002, the Board implemented the practice of having the non-management directors meet in executive session without management present. The non-management directors selected Kenneth T. Rosen as their presiding director for the subsequent 12 months, at which time they plan to revisit the issue. The Board of Directors has adopted Corporate Governance Guidelines and codes of conduct and ethics for directors, financial officers and employees that are available, along with the charters for the Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees, on the Company's website at www.gdw.com.


Compensation of Directors


      An annual retainer of $25,000, paid monthly, and a fee of $4,000 for each Board of Directors meeting attended is paid to Directors who are not employees of the Company. In addition, the Chair of the Audit Committee received a fee of $2,000 for each regular Audit Committee meeting attended in 2002 and each of the other members of the Audit Committee received a fee of $1,500 for each regular Audit Committee meeting attended in 2002. In 2003, the Chair of the Audit Committee will receive a fee of $3,000 for each regular Audit Committee meeting attended and each of the other members of the Audit Committee will receive a fee of $2,500 for each regular Audit Committee meeting attended. The Chairs of the Nominating and Corporate Governance Committee and of the Compensation and Stock Option Committee will receive a fee of $1,500 for each regular committee meeting attended, and each of the other members of those committees will receive $1,000 for each regular committee meeting attended.


                          REPORT OF THE AUDIT COMMITTEE


      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent outside auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.


      In this context, the Audit Committee has reviewed and discussed with management and the independent outside auditors the audited financial statements. The Audit Committee has discussed with the independent outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent outside auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the independent outside auditor's provision of non-audit services to the Company is compatible with the auditor's independence.


      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Kenneth T. Rosen, Chair
Maryellen Cattani Herringer
Louis J. Galen

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The Compensation and Stock Option Committee's primary functions are to review, and to recommend for approval by the Board of Directors, the salaries and other compensation of the Company's Chief Executive Officers, President and Senior Executive Vice President (the "Senior Executive Officers"), and to administer the Company's Incentive Bonus Plan (the "Incentive Plan"). The Committee also approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company.

      During 2002, the Committee met to (a) review and recommend to the Board of Directors the salaries of the Company's Chief Executive Officers for 2002, (b) determine the incentive awards payable to the Chief Executive Officers under the terms of the Incentive Plan for the Company's 2001 performance, and (c) set performance criteria under the Incentive Plan for 2002. Incentive awards payable under the Incentive Plan are tied to specific Company performance criteria. The Committee also met to recommend to the Board of Directors the salaries, for the period from May 1, 2002 through April 30, 2003, for the Company's President and Senior Executive Vice President. In January 2003, the Committee met to (a) certify the Company's 2002 performance under the Incentive Plan, (b) determine the amount of incentive awards payable to the Chief Executive Officers for 2002, and (c) set performance criteria under the Incentive Plan for 2003.

      The cash compensation of the Company's other executive officers was determined through normal annual reviews by their respective managers, who included one or more of the Senior Executive Officers. The compensation of each executive officer was determined in his or her annual review according to the officer's individual performance in his or her area of responsibility and the relevant manager's assessment of the officer's contribution to the performance of the Company.


Compensation Goals and Criteria

      The Committee's goals were to provide compensation that (a) reflects both the Company's and the executives' performance, (b) compares reasonably with compensation in the relevant market, and (c) attracts and retains high quality executives. In evaluating compensation for the Senior Executive Officers, the Committee compared the Company's performance, according to the criteria set forth below, to the performance of a peer group, and the compensation of the Company's Senior Executive Officers to the compensation of executives in the peer group. The Committee selected a peer group consisting of the top performing regional bank holding companies with between $30 billion and $90 billion in assets as of December 31, 2001 and a primary bank operating subsidiary with a rating from Moody's of Aa3 or better and from Standard and Poor's of A+ or better (Bank of New York Company, Inc., Fifth Third Bancorp, Mellon Financial Corp., Northern Trust Corp., Regions Financial Corp., and State Street Corp.), and the nation's largest savings and loan holding company (Washington Mutual, Inc.).

      The criteria according to which the Committee compared the performance of the Company to the peers included the following: total assets, year-end stock prices, net earnings, fully diluted net income per share, return on average assets, return on average equity, capital levels, the ratio of non-performing assets and troubled debt restructured to period-end loans, the ratio of net charge-offs to average loans and leases, loan loss coverage, the ratio of general and administrative expenses to interest income and other income, the ratio of non-interest expenses to pretax earnings, and the ratio of pretax earnings to net interest income and non-interest income.

      Additional factors considered by the Committee in evaluating compensation included: compliance with long-term plans and budgets, attainment of positive regulatory examination ratings by the Company and its operating subsidiaries, World Savings Bank, FSB and World Savings Bank, FSB (Texas), attainment of regulatory capital standards by the operating subsidiaries, strategic accomplishments of the Company, and the general assessment of the executives by peers, equity analysts, and others.

      With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group for the period 1999 through 2001, including (i) salary, bonuses and other forms of cash compensation and (ii) equity-based compensation, including restricted stock and stock options. The Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers was reasonable in light of the Company's performance and the compensation of peer group executives.


Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's two Chief Executive Officers and to each of the other three most highly compensated executive officers. The Company generally may deduct compensation paid to an executive officer only to the extent that any such compensation in excess of $1 million during the relevant fiscal year is based on the attainment of performance goals determined by a compensation committee of the board of directors. The Company's Incentive Plan is designed to assure that certain cash compensation is "performance-based" and therefore deductible. The Incentive Plan, as amended and restated, was approved at the 2002 Annual Meeting. Non-qualified stock options granted under the Company's Stock Option Plan qualify as "performance-based" under Section 162(m). Even without the provisions of Section 162(m), however, incentive stock options granted under the Company's Stock Option Plan generally would not entitle the Company to a tax deduction.


2002 Compensation for the Chief Executive Officers

      The performance standards established by the Committee upon which the 2002 targets were based included return on average assets, return on average equity, diluted earnings per share, general and administrative expenses to average assets, and non-performing assets to total assets. In January 2003, the Committee met to certify the Company's 2002 performance under the Incentive Plan and to determine the amount of incentive awards payable to the Chief Executive Officers for 2002. At that time, the Committee also reviewed the salaries of the Company's Chief Executive Officers for 2003 and determined that continuation of the 2002 salaries, with a slight reduction to offset additional non-cash compensation, was appropriate in light of the Company's performance and the existence of the Incentive Plan. With respect to the Incentive Plan, during the year ended December 31, 2002 (the "2002 Plan Year"), the Company's results substantially exceeded four of the five performance standards, and the Company significantly exceeded the aggregate performance target, previously established by the Committee. As a result of the Company's performance during the 2002 Plan Year, the Committee confirmed an award under the Incentive Plan to each Chief Executive Officer in the amount of $358,116.

Submitted by the Compensation and Stock Option Committee:

Patricia A. King, Chair
Kenneth T. Rosen
Antonia Hernandez

                              BENEFICIAL OWNERSHIP


Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, along with persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

      Based solely on a review of copies of filed ownership reports and written representations from certain persons that he or she was not required to file ownership reports, all of the Company's officers, Directors and greater than 10% beneficial owners filed all reports required by Section 16(a) on a timely basis during 2002, except Bernard A. Osher. Mr. Osher, a Director of the Company, filed late reports in April 2002 (covering two sales of shares in February 2002 by a charitable remainder trust that Mr. Osher controls) and in January 2003 (covering the return of shares in July 2002 to Mr. Osher by an exchange fund).


Securities Ownership of Certain Beneficial Owners and Management

      The following table identifies the beneficial ownership, as of the dates indicated, of each stockholder, in addition to Herbert M. Sandler and Marion O. Sandler, known to the Company to beneficially own more than 5% of the Company's Common Stock. The table also identifies the beneficial ownership, as of February 28, 2003, of each of the executive officers named in the Summary Compensation Table located elsewhere in this proxy statement who are not also Directors of the Company. The address of each executive officer listed below is 1901 Harrison Street, Oakland, CA 94612.

                                                                 Amount and Nature of Beneficial
Name and Address of Beneficial Owner                                   Ownership               Percent of Class
                                                            --------------------------------- -------------------
Davis Selected Advisors, L.P.                               14,639,191 (1)                          9.5%
2949 East Elvira Road, Suite 101
Tucson, AZ 85706

Dodge & Cox
One Sansome Street, 35th Floor
San Francisco, CA  94104                                    12,353,648 (2)                          8.0%
Alliance Capital Management L.P.
1290 Avenue of the Americas                                  8,492,904 (3)                          5.5%
New York, NY  10104

Wellington Management Company, LLP
75 State Street                                              8,001,111 (4)                          5.2%
Boston, MA  02109

Russell W. Kettell
President and Chief Financial Officer of the Company
and Senior Executive Vice President and Chief Financial      1,182,710 (5)                          0.8%
Officer of World Savings Bank, FSB

James T. Judd
Senior Executive Vice President
of the Company and President and                                30,000                                --
Chief Operating Officer of
World Savings Bank, FSB

Michael Roster
Executive Vice President, General Counsel
and Secretary of the Company and
World Savings Bank, FSB                                         75,000 (6)                            --

---------------
(1)  Includes 14,639,191 shares with sole voting and sole dispositive power, based upon SEC Schedule 13G filed as of
     February 20, 2003.
(2)  Includes 12,353,648 shares with sole dispositive power, 11,428,640 shares with sole voting power and 226,000 shares with shared voting power, based upon SEC Schedule 13G filed as of February 13, 2003.
(3)  Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial, Inc. and, based upon SEC Schedule 13G filed as of February 12, 2003, may be deemed to be a member of a "group" who beneficially own the shares, together with AXA
     Financial, Inc., AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA
     Courtage Assurance Mutuelle and The Equitable Life Assurance Society of the United States. Includes 8,492,504 shares with sole dispositive power, 4,138,424 shares with sole voting power, 664,600 shares with shared voting power and 400 shares with shared dispositive power.
(4)  Includes 8,001,111 shares with shared dispositive power and 5,076,423 shares with shared voting power, based upon SEC Schedule
     13G filed as of February 12, 2003.
(5)  Includes 247,250 shares that Mr. Kettell may acquire upon exercise of employee stock options exercisable as of February 28,
     2003, or within 60 days thereafter.
(6)  Includes 75,000 shares that Mr. Roster may acquire upon exercise of employee stock options exercisable as of February 28, 2003, or within 60 days thereafter.

                   TOTAL STOCKHOLDER RETURN PERFORMANCE GRAPH

      The graph below compares the yearly change in the Company's cumulative total stockholder return on its Common Stock for the five years ended December 31, 2002 to the cumulative total returns, assuming an initial investment of $100 on December 31, 1997 and assuming reinvestment of dividends, of the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Banks Index. The returns of each component company of each index have been weighted according to the stock market capitalization of the respective company. Cumulative total stockholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the beginning and the end of the measurement period by (ii) the share price at the beginning of the measurement period.
                                     [CHART}

                                         1997          1998         1999        2000        2001        2002
                                         ----          ----         ----        ----        ----        ----
GOLDEN WEST FINANCIAL CORPORATION     $100.00       $ 94.27      $103.96     $210.58     $184.44     $226.07
S&P 500 INDEX                          100.00        128.58       155.63      141.46      124.65       97.10
S&P 500 BANKS INDEX                    100.00        106.04        91.41      108.83      108.85      107.74

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries is set forth below:


                           SUMMARY COMPENSATION TABLE
              For the Years Ended December 31, 2002, 2001, and 2000

                                                               Annual Compensation                       Long Term Compensation
                                                ------------------------------------------------  ----------------------------------
Name and Principal Position              Year      Salary        Bonus (A)       Other Annual        Options           All Other
---------------------------                                                     Compensation (B)  (# of Shares)(C) Compensation (D)
                                        ------- --------------  -------------   ----------------  ------------------ ---------------
HERBERT M. SANDLER..................... 2002       $950,004       $358,116            $15,871                --             $5,500
      Chairman of the Board and Chief   2001        950,004        295,825             29,903            60,000              5,250
      Executive Officer of the Company  2000        950,004        236,500             23,067           120,000              5,250
      and World Savings Bank, FSB
MARION O. SANDLER...................... 2002        950,004        358,116             15,761                --              5,500
      Chairman of the Board and Chief   2001        950,004        295,825             22,400            60,000              5,250
      Executive Officer of the Company  2000        950,004        236,500             15,629           120,000              5,250
      and World Savings Bank, FSB
JAMES T. JUDD.......................... 2002        773,664             --             13,119                --              5,500
      Senior Executive Vice President   2001        756,274             --             26,815            60,000              5,250
      of the Company and President and  2000        720,923             --             25,439           120,000              5,250
      Chief Operating Officer of World
      Savings Bank, FSB
RUSSELL W. KETTELL..................... 2002        702,464             --              9,392                --              5,500
      President and Chief Financial     2001        680,247             --             14,898            60,000              5,250
      Officer of the Company and        2000        646,758             --             12,738           120,000              5,250
      Senior Executive Vice President
      and Chief Financial Officer of
      World Savings Bank, FSB
MICHAEL ROSTER.........................  2002       383,576             --                 --                --              5,500
      Executive Vice President,          2001       364,584             --                 --             3,000              5,250
      General Counsel, and Secretary     2000       307,566             --                359            75,000              5,250
      of the Company and World Savings
      Bank, FSB

(A)  Amounts shown are the performance-based bonuses awarded to the Chief Executive Officers pursuant to the Company's stockholder-approved Incentive Bonus Plan.

(B)  Amounts shown are the cash reimbursement for income taxes on account of certain fringe benefits provided to such individuals.

(C)  Options granted are under the Company's stockholder-approved 1996 Stock Option Plan.

(D)  Amounts shown are the Company's contributions on behalf of each of these officers to the Company's 401(k) plan. For additional information about certain deferred compensation arrangements for Messrs. Judd, Kettell and Roster, please refer to the section entitled "Deferred and Retirement Compensation" on the following page.

Indebtedness of Management

      The following table sets forth information relating to all loans outstanding to each individual who was a Director or executive officer of the Company during 2002:

                                                                                                                     Range of
                                                  Highest                              Unpaid                     Interest Rates
                                                Indebtedness                       Balance as of                 from Jan. 1, 2002
    Name                                    Since Dec. 31, 2001                    Feb. 28, 2003                 to Feb. 28, 2003
    ---------------------------     -------------------------------------      -----------------------     -------------------------
    Carl M. Andersen                                $264,768                            $253,410                   3.84 to 4.93%
    William C. Nunan                                 259,672                             244,021                   3.54 to 4.63%

      Both of the above loans are secured by first deeds of trust on single-family residences. Carl M. Andersen is a Group Senior Vice President and the Tax Director of the Company and World Savings Bank, FSB. William C. Nunan is a Group Senior Vice President and the Chief Accounting Officer of the Company and World Savings Bank, FSB.

      In the ordinary course of its business as a residential real estate lender, World Savings Bank, FSB may from time to time enter into real estate loans in excess of $60,000 with immediate family members of Directors and executive officers of the Company. Any such loans would be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable residential real estate loans, and would not involve more than the normal risk of collectability or present other unfavorable features.


Deferred and Retirement Compensation
      The Company has entered into deferred compensation arrangements with its three most highly compensated executive officers other than the Chief Executive
Officers: James T. Judd, Russell W. Kettell, and Michael Roster.

      The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his or her beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 65, depending upon the age of the employee at the time the agreement was executed, or immediately upon the death of the employee. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

      The annual installments payable upon the earlier of retirement at age 65 or death to Messrs. Judd, Kettell, and Roster are $300,000, $375,000, and $200,000, respectively. The amounts that vested during 2002 for Messrs. Judd, Kettell, and Roster were $111,100, $101,842, and $133,200, respectively. As of December 31, 2002, Messrs. Judd, Kettell, and Roster had accumulated vested benefits which would entitle them to annual benefits payable, as described above, of $300,000, $375,000, and $38,295, respectively. In addition, as of December 31, 2002, Mr. Judd had $400,000 in fully vested benefits remaining from a separate deferred compensation agreement that originally provided for an aggregate of 120 monthly installments of $8,333 each, to be paid to him at his election.

      The Company carries life insurance policies on the lives of these employees in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality, future policy dividends and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the retirement and premium payments.

Stock Options

      The Company did not grant any stock options to the two Chief Executive Officers and the three most highly compensated executive officers of the Company during 2002, as shown below:


                               OPTION GRANTS TABLE
                 Option Grants for Year Ended December 31, 2002

                                                    Individual Grants
                        --------------------------------------------------------------
                                                   % of Total
                                                 Options Granted    Exercise or                     Potential Realizable Value at
               Name               Options        to Employees in     Base Price    Expiration    Assumed Annual Rates of Stock Price
                                 Granted (#)       Fiscal Year       ($/Share)        Date           Appreciation for Option Term
                                                                                                 -----------------------------------
                                                                                                       5%                  10%
                                 -------------  ------------------  -------------  ------------  ----------------    ---------------
Herbert M. Sandler...............      0              --                  --            --              --                   --
Marion O. Sandler................      0              --                  --            --              --                   --
James T. Judd....................      0              --                  --            --              --                   --
Russell W. Kettell...............      0              --                  --            --              --                   --
Michael Roster...................      0              --                  --            --              --                   --
---------------
The Company also did not grant any stock appreciation rights.

      Information about exercises of stock options by these individuals during the year ended December 31, 2002, and certain information about unexercised stock options is set forth below:

                    OPTION EXERCISES AND YEAREND VALUE TABLE
      Aggregated Option Exercises for the Year Ended December 31, 2002 and
                    December 31, 2002 Year-end Option Values

                                                                    Number of Securities Underlying         Value of Unexercised
                                                                       Unexercised Options at            In-the-Money Options at
                                     Shares                              December 31, 2002 (#)              December 31, 2002 (B)
                                   Acquired on        Value       ---------------------------------   ------------------------------
Name                              Exercise (#)     Realized (A)     Exercisable    Unexercisable     Exercisable       Unexercisable
----                              --------------   -------------  --------------  ----------------   ------------      -------------
Herbert M. Sandler...............    55,000        $2,636,150         472,500          140,000        $24,770,694         $4,794,400
Marion O. Sandler................    27,000         1,201,770         422,500          140,000         21,892,694          4,794,400
James T. Judd....................   100,000         3,639,000               0          140,000                  0          4,794,400
Russell W. Kettell...............    26,450         1,393,885         247,250          140,000         12,544,635          4,794,400
Michael Roster...................         0                 0          75,000            3,000          3,210,750             73,980
---------------
(A) Market value of underlying securities at exercise date less the option price.
(B) Market value of unexercised "in-the-money" options at year-end less the option price of such options.

                              APPROVAL OF AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent outside auditors for the year ending December 31, 2003, subject to stockholder approval at the Annual Meeting. The Board of Directors recommends a vote FOR the selection of Deloitte & Touche LLP to serve as the Company's independent outside auditors for the year ending December 31, 2003. If the stockholders do not vote in favor of the selection of Deloitte & Touche LLP, the Board of Directors will consider the selection of other auditors.

      Deloitte & Touche LLP has served as the Company's independent outside auditors since 1963 and was selected by the Board of Directors to serve in 2002, which selection was ratified and approved by the stockholders of the Company on April 30, 2002.

      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.


Fees for Independent Outside Auditors

      The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for services rendered during the year ended December 31, 2002:

                                                  For the Year Ended December 31, 2002
                                                  ------------------------------------
Audit Fees
----------
For services  rendered for the audit of the  Company's  year-end  financial statements  and the reviews of the
     Company's quarterly interim financial statements......................................................................$672,038
For services  rendered for the reviews of registration  statements and issuances of comfort letters in connection with the Company's debt offerings.....................................................................................  39,250
For  audit-related  services  rendered for the audits of the  Company's  employee  benefit plans and  attestations of the Company's COSI Index calculation...............................................................................  41,150
                                                                                                                           ---------
Total All Audit Fees                                                                                                       $752,438
--------------------                                                                                                       =========

Financial Information Systems Design and Implementation Fees...............................................................$    -0-
------------------------------------------------------------
                                                                                                                           =========

All Other Fees
--------------
For services  rendered for the reviews of tax returns,  tax compliance,  and tax planning,  and fees for use of tax return preparation and tax credit software........................................................................$  97,303
                                                                                                                           =========

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Under applicable proxy rules, stockholder proposals intended to be presented at the Company's 2004 Annual Meeting must be received by the Company no later than November 15, 2003 (not later than 120 days prior to the anniversary of this year's mailing date), in order to be included in the Company's Proxy Statement and proxy relating to the meeting. If a stockholder fails to submit a proposal by that date, the Company will not be required to provide any information about the proposal in its Proxy Statement or in the form of proxy. If a stockholder intends to submit a proposal at the Company's 2004 Annual Meeting, which proposal is not intended to be included in the Proxy Statement and form of proxy relating to that meeting, the stockholder should submit the proposal to the Company no later than January 29, 2004 (not later than 45 days prior to the anniversary of this year's mailing date). If a stockholder fails to timely submit a proposal, the proxy holders designated in the proxy card relating to that meeting will be allowed to use their discretionary voting authority if the proposal is raised at the meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612, Attention: Secretary.


                                                           GOLDEN WEST FINANCIAL
                                                             Oakland, California
March 14, 2003